Exhibit 10.1
AMENDMENT NO. 1 (this “Amendment”), dated as of November 9, 2026, to the ADVISORY AGREEMENT, dated as of November 18, 2025 (as the same may be amended, restated and/or supplemented from time to time, the “Agreement”), by and between Rithm Perpetual Life Residential Trust, a Maryland statutory trust (the “Trust”), and RCM GA Manager LLC, a Delaware limited liability company (the “Adviser”). Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Agreement.
WHEREAS, pursuant to Section 21(b) of the Agreement, an instrument in writing signed by the parties to the Agreement is required in order to amend the Agreement;
WHEREAS, the parties to the Agreement desire to amend the Agreement in the manner and as more fully set forth herein; and
WHEREAS, at least a majority of the Trust’s Board of Trustees (“Board”) and a majority of the Trust’s independent members of the Board have approved this Amendment.
NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
Section 1. Amendments.
(a)    Section 11(e) of the Agreement is hereby amended and restated in its entirety as follows (language deleted is indicated in ~~strikethrough~~ and language added is indicated in underscored bold italics):
(e) Notwithstanding the foregoing, the Adviser shall pay for all Organization and Offering Expenses (other than Upfront Sales Loads, Shareholder Servicing Fees and Distribution Fees) incurred through the ~~earlier~~ later of (i) the date that the Trust’s aggregate NAV is at least $200 million and (ii) the ~~first~~ second anniversary of the date on which the Trust first calculates NAV. All Organization and Offering Expenses (other than Upfront Sales Loads, Shareholder Servicing Fees and Distribution Fees) paid by the Adviser pursuant to this Section 11 shall be reimbursed by the Trust to the Adviser in 60 equal monthly installments following the date on which the Adviser stops advancing Organization and Offering Expenses per the prior sentence; provided that, in the event the Trust commences a liquidation, all such Organization and Offering Expenses shall become due and payable and shall be reimbursed by the Trust to the Adviser in connection with, and prior to the completion of, such liquidation. Thereafter, the Trust will reimburse the Adviser for any Organization and Offering Expenses as and when incurred.
Section 2. No Other Amendments.
Except as expressly provided in this Amendment, each of the terms and provisions of the Agreement shall remain in full force and effect in accordance with their terms. The amendment set forth herein is limited precisely as written and shall not be deemed to be an amendment or waiver to any other term or condition of the Agreement or any of the documents referred to therein. Whenever the Agreement is referred to herein or in any other agreements, documents and instruments, such references shall be to the Agreement as amended hereby.
Section 3. Representations and Warranties of the Parties.
Each party hereby represents and warrants that: (i) the execution, delivery and performance of this Amendment is within its power, has been duly authorized by all necessary action and, where applicable, is not in contravention of any of its organizational documents; (ii) this Amendment has been duly executed and delivered by such party; and (iii) this Amendment constitutes the legal, valid and binding obligation of such party, enforceable against such party in accordance with its terms.

Section 4. Counterparts.
This Amendment may be executed in one or more counterparts, all of which shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Amendment in Portable Document Format (PDF) or by facsimile transmission shall be as effective as delivery of a manually executed original counterpart of this Amendment. In addition, counterparts of this Amendment, and any document executed in connection with this Amendment, may be signed electronically via Adobe Sign, DocuSign protocol or other electronic platform (including pdf or any electronic signature process complying with the U.S. federal ESIGN Act of 2000). All such signatures may be used in the place of original “wet ink” signatures to this Amendment or such other document and shall have the same legal effect as the physical delivery of an original signature.
Section 4. Governing Law.
The provisions of this Amendment shall be construed and interpreted in accordance with the laws of the State of New York.
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IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date and year first above written.
RITHM PERPETUAL LIFE RESIDENTIAL TRUST

By: /s/ Nicola Santoro, Jr.
Name: Nicola Santoro, Jr.
Title: Chief Financial Officer and Chief Accounting Officer

RCM GA MANAGER LLC

By: /s/ David Zeiden
Name: David Zeiden
Title: Chief Legal Officer